EXHIBIT 99.1

Shengkai Innovations to Report FY2011 Third Quarter Results on May 13th

TIANJIN, China, May 9, 2011 (GLOBE NEWSWIRE) -- Shengkai Innovations, Inc. (Nasdaq:VALV) (the "Company"), a leading ceramic valve manufacturer in the People's Republic of China (the "PRC"), today announced the Company will report fiscal year 2011 third quarter and nine months financial results before the market opens on May 13th.

The Company will host a conference call on Friday, May 13th, 2011 at 8:00 a.m. Eastern Time/ 8:00 p.m. Beijing Time. Interested parties may participate in the conference call by dialing 10-800-714-0949 (Toll-Free China), 1-877-393-9085 (Toll-Free U.S.) approximately five minutes before the call start time. The Conference ID is 66524422. A live webcast of the conference call will be available on the Conference Call website. Please click here to be directed to the webcast. The webcast passcode is 66524422.

A replay of the conference call will be available shortly after the conclusion of the event through midnight Eastern Time on May 20, 2011 (or 12:00 p.m. May 21, 2011 Beijing Time). The dial-in details for the replay: U.S. Toll Free Number +1-800-642-1687, all other countries Dial Number +1-706-645-9291. Access code: 66524422.

About Shengkai Innovations, Inc.

Shengkai Innovations is primarily engaged in the design, manufacture and sale of ceramic valves, high-tech ceramic materials and the provision of technical consultation and related services. The Company's industrial valve products are used by companies in the electric power, petrochemical and chemical, metallurgy and other industries as high-performance, more durable alternatives to traditional metal valves. The Company was founded in 1994 and is headquartered in Tianjin, the PRC.

The Company is one of the few ceramic valve manufacturers in the world with research and development, engineering, and production capacity for structural ceramics and is able to produce large-sized ceramic valves with calibers of 6" (150mm) or more. The Company's product portfolio includes a broad range of valves that are sold throughout the PRC, to Europe, North America, United Arab Emirates, and other countries in the Asia-Pacific region. The Company has over 400 customers, and is the only ceramic valve supplier qualified to supply SINOPEC. The Company also became a member of the PetroChina supply network in 2006.

CONTACT: Shengkai Innovations, Inc.
         David Ming He, CFO
         +86-22-5883-8509
         ir@shengkai.com
         http://www.shengkaiinnovations.com

         Grayling
         Shiwei Yin
         +1 646-284-9474
         shiwei.yin@grayling.com